Exhibit 21

FRP Holdings, Inc.
Subsidiaries
As of December 31, 2024

Name of Subsidiary	State of Formation	Type of Entity	% of Ownership

Florida Rock Properties, Inc.	Florida	Corporation	100%
FRP Hollander 95 LLC	Maryland	Limited Liability Company	100%
Lake Louisa LLC	Florida	Limited Liability Company	100%
FRP 801 Chelsea LLC	Maryland	Limited Liability Company	100%
FRP Old Philadelphia Road LLC	Maryland	Limited Liability Company	100%
FRP Riverfront I, LLC	Delaware	Limited Liability Company	100%
FRP Riverfront II LLC	Delaware	Limited Liability Company	100%
FRP Chase LLC	District of Columbia	Limited Liability Company	100%
FRP Alamo LLC	District of Columbia	Limited Liability Company	100%
FRP Pad LLC	District of Columbia	Limited Liability Company	100%
FRP Coda LLC	District of Columbia	Limited Liability Company	100%
FRP Verge LLC	Delaware	Limited Liability Company	100%
FRP Buzzard Point LLC	Delaware	Limited Liability Company	100%
FRP Estero Investor LLC	Delaware	Limited Liability Company	100%
FRP Woven LLC	Delaware	Limited Liability Company	100%
FRP Lakeland 1 LLC	Delaware	Limited Liability Company	100%
FRP Ft. Lauderdale 1 LLC	Delaware	Limited Liability Company	100%

FRP Development Corp.	Maryland	Corporation	100%
FRP Cranberry Run LLC	Maryland	Limited Liability Company	100%
FRP Bird River LLC	Maryland	Limited Liability Company	100%
34 Loveton Center LLC	Maryland	Limited Liability Company	100%
FRP Hampstead LLC	Maryland	Limited Liability Company	100%
FRP Mechanics Valley LLC	Maryland	Limited Liability Company	100%

Others:
1800 Half Street Owner LLC	District of Columbia	Limited Liability Company	61.37%
Riverfront Investment Partners I, LLC	Delaware	Limited Liability Company	66% (1)
Riverfront Investment Partners Phase II, LLC	Delaware	Limited Liability Company	70.41% (2)
FRP Bryant Street Phase 1-AC OZ Fund LLC	District of Columbia	Limited Liability Company	100%
FRP Bryant Street Phase 1-B OZ Fund LLC	District of Columbia	Limited Liability Company	100%
FRP Bryant Street Phase 1-D OZ Fund LLC	District of Columbia	Limited Liability Company	100%
FRP Bryant Street Phase 1-E OZ Fund LLC	District of Columbia	Limited Liability Company	100%
FRP OZ Fund 2019-A LLC	Delaware	Limited Liability Company	100%
FRP OZ Fund 2019-B LLC	Delaware	Limited Liability Company	100%
FRP OZ Fund 2019-C LLC	Delaware	Limited Liability Company	100%
Coconut Road Estero Apartments, LLC	Delaware	Limited Liability Company	16%

Coconut Road Estero Venture LLP	Delaware	Limited Liability Partnership	16%
WF Coconut Road Estero, LLC	Delaware	Limited Liability Company	32%
Bryant Venture Phaes I-A&C, LLC	District of Columbia	Limited Liability Company	72.2328%
Bryant Venture Phaes1-B, LLC	District of Columbia	Limited Liability Company	71.2624%
Bryant Venture Phaes I-D, LLC	District of Columbia	Limited Liability Company	71.9395%
Bryant Venture Phaes I-E, LLC	District of Columbia	Limited Liability Company	72.2301%
BC FRP Realty LLC	Maryland	Limited Liability Company	50%
Brooksville Quarry LLC	Florida	Limited Liability Company	50%
Woodfield .408 Jackson OZB LLC	Delaware	Limited Liability Company	40%
Woodfield Riverside OZB LLC	Delaware	Limited Liability Company	40%
FRP OZ Fund 2023-A LLC	Delaware	Limited Liability Company	100%
Woodfield FRP Woven, LLC	Delaware	Limited Liability Company	50%
Lakeland Logistics Park Venture, LLC	Florida	Limited Liability Company	50%
Davie Logistics Park Venture, LLC	Florida	Limited Liability Company	50%

(1) As part of our new partnership with SIC and MRP, we sold a 20% interest in a tenancy-in-common of Dock 79 where FRP Holdings, Inc. is the majority partner with a 52.8% ownership
(2) As part of our new partnership with SIC and MRP, we sold a 20% interest in a tenancy-in-common of The Maren where FRP Holdings, Inc. is the majority partner with a 56.3% ownership